                                                                   Exhibit 23(5)


                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-4) and related Prospectus of Leucadia National Corporation for the registration of 11,156,460 shares of its common stock and 11,000,000 shares of its common stock issuable pursuant to contingent sale rights, of our report, dated March 11, 2003, with respect to the consolidated financial statements of The FINOVA Group Inc. for the year ended December 31, 2002, included in the Leucadia National Corporation 2002 Form 10-K/A, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP



Phoenix, Arizona
September 2, 2003